EXHIBIT 23.3
                                                                ------------





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated March 27, 1997 relating to the consolidated financial statements of International Fast Food Corporation, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Summary Consolidated Financial Information" in such Prospectus.



Moore Stephens Lovelace, P.A.
(formerly Moore Stephens Lovelace, P.L.)
Orlando, Florida

September 4, 1998